UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
                 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to provide the required financial statements and pro forma financial information required by Item 9.01 (a) and (b) of Form 8-K (the “Financial Information”) with respect to Victory Electronic Cigarettes Corporation’s (the “Company”) acquisition of FIN Electronic Cigarette Corporation, Inc. (“FIN”) which occurred on February 28, 2014, as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2014 (the “Original 8-K”). Pursuant to Item 9.01 (a)(4) and (b)(2), the Company was allowed to file the Financial Information by amendment no later than 71 calendar days after the date that the Original 8-K must be filed.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

Item 9.01                      Financial Statements and Exhibits

(a)          Financial Statements

Financial statements of FIN for the years ended December 31, 2013 and 2012, as required by Item 9.01(a) of Form 8-K are included with this filing as Exhibit 99.2.

(b)          Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is being included with this filing as Exhibit 99.3.

(d)           Exhibits

Exhibit No.	Description
4.1	Form of Note (1)

4.2	Form of Warrant (1)

4.3	Form of Agent Warrant (1)

10.1	Form of Securities Purchase Agreement (1)

10.2	Form of Registration Rights Agreement entered into with Purchasers (1)

10.3	Form of Security Agreement (1)

10.4	Form of Promissory Note (1)

10.5	Form of Registration Rights Agreement entered into with FIN Shareholders (1)

10.6	Director Agreement (1)

99.1	Press Release (1)

99.2	Audited financial statements of FIN Electronic Cigarette Corporation, Inc. for the years ended December 31, 2013 and 2012.

99.3	Pro forma financial information.

(1)	Filed as an exhibit on Current Report to Form 8-K with the SEC on March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014		VICTORY ELECTRONIC CIGARETTES CORPORATION
	By:	/s/ James P. McCormick
Name: James P. McCormick Title: Chief Financial Officer